Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of February 10, 2010, is entered into by and between Oxis International, Inc., a Delaware corporation (“Oxis International”), and Theorem Group, LLC, a California limited liability company (the “Stockholder”).

RECITALS

A.           The Stockholder, being the owner of all of the currently issued and outstanding shares of Oxis International’s Series G Convertible Preferred Stock, par value $.001 per share ("Series G Preferred"), currently owns 25,000 shares of Series G Preferred;

B.           The documents issued by Oxis International evidencing the Series G Preferred contain incorrect provisions, are ambiguous, and do not correctly reflect the terms agreed to between Oxis International and the purchaser of the Series G Preferred. In addition, a question has arisen as to the validity of the initial issuance of the Series G Preferred, which shares were not created until several months after the initial purchase and sale of the Series G Preferred.

C.           The reports filed by Oxis International with the Securities and Exchange Commission (the “SEC”) to disclose the terms of the Series G Preferred contain certain inaccuracies, which inaccuracies create further uncertainties regarding the rights of the Series G Preferred.  For example, Oxis International initially disclosed that the Series G Preferred was designated as “Series E Convertible Preferred Stock,” that the holder thereof could not convert the Series G Preferred into more than 4.9% of Oxis International’s issued and outstanding common stock (the Certificate of Designation states that the foregoing percentage is 9.9%), and that the Series G Preferred had voting rights on an as converted basis multiplied by 10 (Oxis International subsequently disclosed that the voting multiple was 100).  Although most of these inaccuracies have been corrected, there remains uncertainty as to certain of the rights of the Series G Preferred.

D.           Oxis International and the Stockholder desire to correct the ambiguous and incorrect provisions in the Certificate of Designation of the Series G Preferred, and desire to clarify such corrected terms in the public reports filed by Oxis International in its SEC reports.

E.           Oxis International has filed a Certificate of Designations with the Secretary of State of the State of Delaware authorizing the issuance of a new series of Oxis International’s preferred stock designated as “Series H Convertible Preferred Stock” (the “Series H Preferred”), which Certificate of Designation corrects and clarifies the incorrect and ambiguous terms of the Series G Preferred, but is otherwise substantially similar to the Certificate of Designation of the Series G Preferred.

F.           In order to correct and clarify the terms of the Series G Preferred, the Stockholder desires to exchange all of its shares of Series G Preferred for an equal number of newly issued shares of Series H Preferred, and Oxis International desires to exchange the Series G Preferred for an equal number of newly issued shares of Series G Preferred, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

SHARE EXCHANGE

Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained herein, Oxis International and the Stockholder hereby agree to correct the Series G Preferred equity investment of the Stockholder in Oxis International as follows:

1.1.           Exchange and Cancellation of Series G Preferred.  Oxis International and the Stockholder hereby agree to exchange all of the currently issued and outstanding shares of Series G Preferred for new shares of Series H Preferred.  In order to effect the exchange of shares of Series G Preferred for Series H Preferred, concurrently with the execution of this Agreement, the Stockholder is delivering to Oxis International the stock certificate evidencing the 25,000 issued and outstanding shares of Series G Preferred owned by the Stockholder.  The foregoing Series G Preferred stock certificate has been duly endorsed by the Stockholder for transfer to, and cancellation by Oxis International in a manner satisfactory to Oxis International.  Oxis International hereby acknowledges receipt of such stock certificate and agrees to cancel all of the shares of Series G Preferred represented by the stock certificate.

1.2.           Issuance of Series H Preferred.  Concurrently with the execution of this Agreement, and in exchange for the shares of Series G Preferred delivered by the Stockholder to Oxis International for cancellation, Oxis International is delivering to the Stockholder a new stock certificate representing 25,000 shares of its new Series H Preferred.  The new shares of Series H Preferred have a $1.00 per share stated value, a per share conversion price equal the lesser of (A) $0.01 and (B) 60% of the average of the 3 lowest trading prices occurring at any time during the 20 trading days preceding conversion, and the other rights, preferences and privileges contained in the “Certificate of Designations--Series H Convertible Preferred Stock,” a certified copy of which is attached hereto as Exhibit A.

1.3.           Oxis International Form 8-K.  Attached hereto as Exhibit B is the form of a Current Report on Form 8-K that Oxis International hereby agrees to file with the SEC no later than the fourth business day following the date of execution of this Agreement and the exchange of securities being effected concurrently with such execution.

ARTICLE 2.

STOCKHOLDER RELEASE

In consideration of the issuance of the Series H Preferred and the other terms and provisions of this Agreement, the Stockholder, on behalf of itself and on behalf of its related entities (i.e., its shareholders, officers, directors, administrators, principals, agents, attorneys, associates and other affiliates), hereby, generally and unconditionally, releases, remises, acquits and forever discharges Oxis International and its related entities (i.e., its officers, directors, shareholders, principals, agents, attorneys, associates and other affiliates), of and from any and all claims, demands, rights, actions, causes of action, suits, contracts, debts, controversies, expenses, liabilities, obligations, damages, losses, expenses (including, without limitation, reasonable attorneys' fees), and allegations of any kind and character whatsoever, whether legal, contractual, statutory, administrative or equitable in nature or otherwise, direct or indirect, absolute, fixed or contingent, that the Stockholder now owns, holds, has or claims to have, or owned at any time, held, had or claimed to have had or may come to own, hold, have or claim to have against Oxis International or its related entities arising out of or in connection with the terms of the Series G Preferred and the Stockholder’s rights thereunder.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

To induce Oxis International to execute, deliver and perform this Agreement, the Stockholder hereby represents and warrants to Oxis International as follows:

3.1.           Authority Relative to this Agreement.  This Agreement has been duly authorized by all necessary action of the Stockholder and has been duly executed and delivered by the Stockholder, and is a valid and binding agreement of such Stockholder, enforceable in accordance with its terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and general principles of equity.  Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any of the shares Series G Preferred that the Stockholder is hereby delivering to Oxis International for cancellation.

3.2.           Title to the Shares of Series G Preferred.  The Stockholder owns, of record and beneficially, all 25,000 shares of Series G Preferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature.  No individual, corporation, entity or person has any claim or interest in, to, or against any of the shares of Series G Preferred owned by the Stockholder.

3.3.           Investment Intent.  The Stockholder is acquiring the shares of Series H Preferred for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.  The Stockholder understands that the issuance of the shares of Series H Preferred has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Stockholder’s investment intent and the accuracy of the Stockholder’s representations as expressed herein.  The Stockholder is an “accredited investor” as that term is defined in the rules and regulations promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made in the shares of Series H Preferred.

3.4.           Restrictions on Transfer; Restrictive Legends.  The Stockholder understands that the transfer of the Series H Preferred, as well as the shares of common stock issuable upon the conversion of the Series H Preferred, is restricted by applicable state and U.S. federal securities laws, and that the certificates evidencing the shares of Series H Preferred have been imprinted, and the shares of the underlying common stock will be imprinted, with the following (or substantially equivalent) legend restricting transfer except in compliance therewith:

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (ii) IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO OXIS INTERNATIONAL, INC., AN EXEMPTION UNDER THE SECURITIES ACT AND FROM ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

The legend set forth above shall be removed by Oxis International from the aforementioned securities upon delivery to Oxis International of an opinion by counsel, reasonably satisfactory to Oxis International, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Oxis International issued the shares of Series G Preferred and Series H Preferred.

3.5.           Information.  The Stockholder has been furnished with all materials that it has requested relating to the business, finances and operations of Oxis International and materials relating to the Series G Preferred, and has been afforded the opportunity to ask questions of the principals of Oxis International.  The Stockholder understands that an investment in the Series G Preferred involves a high degree of risk and that it has received such accounting, legal and tax advice as it deems necessary to make an informed investment decision with respect to its cancellation of the Series G Preferred and its acquisition of the Series G Preferred.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF OXIS INTERNATIONAL

To induce the Stockholder to execute, deliver and perform this Agreement, Oxis International hereby represents and warrants to each the Stockholder as follows:

4.1.           Organization.  Oxis International is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware with the power and authority to conduct its business as it is now being conducted and to own and lease its properties and assets.

4.2.           Authorization; Enforcement; Compliance with Other Laws.  Oxis International has the requisite corporate power and authority to enter into and perform this Agreement and to issue the shares of Series H Preferred in accordance with the terms of this Agreement.  The execution and delivery of this Agreement by Oxis International and the consummation by it of the transactions contemplated hereby, including without limitation the issuance of the shares of Series H Preferred, has been duly authorized by Oxis International's Board of Directors and no further consent or authorization is required by Oxis International, its Board of Directors or its stockholders.  Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or result in a breach of the terms, conditions or provisions of or constitute a default under any material agreement to which Oxis International is a party.  This Agreement has been duly executed and delivered by Oxis International and constitutes the valid and binding obligation of Oxis International, enforceable against Oxis International in accordance with its terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.

4.3.           Validity of Issuance.  Upon the issuance of the shares of Series H Preferred in accordance with the terms of this Agreement, the shares of Series H Preferred shall be (i) validly issued, fully paid and non-assessable; (ii) free from all taxes or liens; and (iii) the Stockholder will be entitled to all rights accorded to a holder of such shares of Series H Preferred in the Certificate of Designation of the Series H Preferred.

4.4.           Exempt Transaction.  The issuance of the shares of Series H Preferred hereunder shall constitute a transaction exempt from the registration requirements of Section 5 of the Securities Act and the qualification or registration requirements of any applicable state securities laws.

ARTICLE 5.

MISCELLANEOUS

5.1.           Survival of Representations, Warranties.  Each of the representations, warranties, agreements, covenants and obligations herein is material and shall be deemed to have been relied upon by the other party or parties and shall survive after the date hereof and shall not merge in the performance of any obligation by any party hereto.

5.2.           Entire Agreement.  This Agreement, and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby, constitute the sole understanding of the parties with respect to the subject matter hereof and supersede all prior oral or written agreements with respect to the subject matter hereof.

5.3.           Parties Bound by Agreement; Successors and Assigns.  The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

5.4.           Amendments and Waivers.  Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Oxis International and the Stockholder.

5.5.           Attorney’s Fees.  Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or for a declaration of such party’s rights or obligations hereunder, then, whether such matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including reasonable attorneys’ fees for the services rendered to such prevailing party.

5.6.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

5.7.           Headings.  The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

5.8.           Notices.  All notices, requests, demands, claims, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: when received, if personally delivered; when transmitted, if transmitted by telecopy, electronic or digital transmission method; three business days after such notice, request, demand claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to (i) Oxis International at its corporate headquarters, or (ii) the Stockholder at 2049 Century Park East, Suite 3630, Los Angeles, California 90067.  Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

5.9.           Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of California without giving effect to the principles of choice of law thereof.

5.10.           Arbitration.  Any dispute arising under or in connection with any matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration.  The arbitration shall be in conformity with and subject to the then-applicable rules and procedures of the American Arbitration Association or, at the election of the demanding party, any other form of “alternative dispute resolution” procedure generally recognized in the State of California; e.g., a reference pursuant to California Code of Civil Procedure (“Code”) Section 638 or reliance upon Section 1280 et. seq. of the Code.  All parties agree to be (1) subject to the jurisdiction and venue of the arbitration in the County of Los Angeles, State of California, (2) bound by the decision of the arbitrator as the final decision with respect to the dispute and (3) subject to the jurisdiction of the Superior Court of the State of California for the purpose of confirmation and enforcement of any award.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first indicated above.

OXIS INTERNATIONAL, INC., a Delaware corporation By: /s/ Anthony Calaldo Name: Anthony Cataldo Title: Chief Executive Officer
THEOREM GROUP, LLC, a California limited liability company By: /s/ Anshuman Dube Its: Anshuman Dube, Managing Member